UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2020

TANGER FACTORY OUTLET CENTERS, INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Factory Outlet Centers, Inc.)	(Tanger Factory Outlet Centers, Inc.)	(Tanger Factory Outlet Centers, Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tanger Factory Outlet Centers, Inc.:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Tanger Properties Limited Partnership:
None
Securities registered pursuant to Section 12(g) of the Act:
Tanger Factory Outlet Centers, Inc.: None
Tanger Properties Limited Partnership: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Tanger Factory Outlet Centers, Inc.: Emerging growth company ☐
Tanger Properties Limited Partnership: Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Tanger Factory Outlet Centers, Inc.: ☐
Tanger Properties Limited Partnership: ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of President and Chief Operating Officer

On April 7, 2020, Tanger Factory Outlet Centers, Inc. (the “Company”) announced that the Company, Tanger Properties Limited Partnership, the Company’s operating partnership (the “Operating Partnership”) and Tanger GP Trust (the “General Partner”) have selected Stephen Yalof to be the President and Chief Operating Officer of the Company, the Operating Partnership and the General Partner effective April 10, 2020 (the “Commencement Date”), and to become President and Chief Executive Officer of the Company, the Operating Partnership and the General Partner effective January 1, 2021, in connection with the Company’s planned succession process.

Prior to joining Tanger, Mr. Yalof served as the Chief Executive Officer of Simon Premium Outlets of the Simon Property Group, Inc., a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations, from September 2014 to April 2020. Mr. Yalof also has more than 20 years of experience in the retail industry, previously serving as Senior Vice President of Real Estate for Ralph Lauren Corporation and Senior Director of Real Estate for The Gap, Inc. Mr. Yalof is a graduate of George Washington University, where he earned a B.S. in Business Administration.

In connection with the engagement of Mr. Yalof as President and Chief Operating Officer, Mr. Yalof, the Company and the Operating Partnership entered into an employment agreement dated as of April 6, 2020 (the “Initial Employment Agreement”) and a subsequent amendment thereto dated as of April 9, 2020 (the “Amendment” and, collectively with the Initial Employment Agreement, the “Employment Agreement”), which provide for his employment on and following the Commencement Date.

Pursuant to the Employment Agreement, Mr. Yalof will serve as an officer of the Company, the Operating Partnership and the General Partner from the Commencement Date through December 31, 2023 (the “Contract Term”) unless otherwise extended or terminated according to the terms of the Employment Agreement. The board of directors of the Company (the “Board”) has further agreed that Mr. Yalof will be appointed a member of the Board and as a trustee of the General Partner within four months of the Commencement Date.

During the Contract Term, Mr. Yalof will be entitled to receive a base salary of $850,000, which may be subject to increase each year at the discretion of the Compensation Committee of the Board. Mr. Yalof’s base salary will, however, be reduced by 25% for a period of time during the Contract Term (as described below under “Reductions in Base Salary”). During the Contract Term, Mr. Yalof will also be entitled to participate in the Company’s and/or the Operating Partnership’s annual cash bonus plan or program for senior executives (the “Annual Bonus Plan”), with bonus opportunity equal to 93.8%, 125% and 187.5% of Mr. Yalof’s base salary upon achievement of “threshold,” “target,” and “stretch” performance levels, respectively. The performance goals and levels under the Annual Bonus Plan will be determined by the Compensation Committee. However, solely with respect to 2020, Mr. Yalof’s annual bonus will be no less than 125% of base salary.

During the Contract Term, Mr. Yalof will also be entitled to participate in the Company’s annual long term incentive program on a basis no less favorable than that afforded to other senior officers of the Company and/or the Operating Partnership. The grant date fair value of Mr. Yalof’s annual long term incentive program award for 2020 will be no less than $2.5 million, 40% of the value of which shall be awarded in the form of time-vested restricted shares of common shares of the Company (“Common Shares”) vesting in three equal installments on the first three anniversaries of the date of grant (the “2020 Time-Vesting Restricted Shares”) and the remaining 60% of the value of which shall be awarded in the form of equity awards subject to performance-based vesting (the “2020 Performance-Vesting Notional Units”). The Company has also agreed to provide certain employment, housing and relocation benefits to Mr. Yalof as more fully described in the Employment Agreement.

On the Commencement Date, in addition to any annual equity awards described above, Mr. Yalof will receive a sign-on equity award consisting of (i) restricted Common Shares having a grant date fair value equal to $1,783,546 (the “Sign-On Restricted Shares”) and (ii) options to purchase 1,000,000 Common Shares (the “Sign-On Options”). One third of the restricted Common Shares will vest on each anniversary of the Commencement Date, subject to his continued employment through each vesting date. The options to purchase Common Shares will have an exercise price equal to the fair market value of the Common Shares on the Commencement Date. One-fourth of the options will vest on December 31, 2020 and on each December 31 thereafter through December 31, 2023, subject to Mr. Yalof’s continued employment through each vesting date. Vested options will become exercisable on and after the date the fair market value of the Common Shares underlying the options is at least equal to 110% of the exercise price of the options. Both the grant of the Sign-On Restricted Shares and the Sign-On Options are subject to additional terms and conditions, as more fully described in the Employment Agreement.

During the Contract Term, and for a period of 12 months following the termination of the Contract Term for any reason, Mr. Yalof will be prevented from engaging in any business in competition with the Company, the Operating Partnership and certain related entities, as well as from soliciting the employment or services of the employees and Business Partners (as such term is defined in the Employment Agreement) of the Company, the Operating Partnership and certain related entities, except as required by his normal duties under the Employment Agreement.

If Mr. Yalof’s employment is terminated by the Company or the Operating Partnership other than for Cause (as such term is defined in the Employment Agreement), death or Disability (as such term is defined in the Employment Agreement), or if Mr. Yalof resigns for Good Reason (as such term is defined in the Employment Agreement) then, in exchange for signing a general release of the Company, the Operating Partnership and certain related entities and complying with certain terms of the Employment Agreement, Mr. Yalof will be entitled to receive: (i) 200% of his annual base salary then in effect, payable over a 12-month period, (ii) his annual bonus under the Annual Bonus Plan for the year of termination, pro-rated based on the portion of such year in which he provided services, and (iii) up to 18 months of COBRA premiums. Further, upon such a termination, (a) the 2020 Time-Vesting Restricted Shares and the Sign-On Restricted Shares will become fully vested, (b) a prorated portion of the 2020 Performance-Vesting Notional Units will vest based on the portion of the vesting period in which he provided services, to the extent such 2020 Performance-Vesting Notional Units are earned and (c) a prorated portion of the Sign-On Options will vest based on the portion of the vesting year in which he provided services (provided that, if such a termination occurs within 24 months after a Change of Control (as such term is defined in the Employment Agreement), the Sign-On Options will become fully vested and exercisable). If, 90 days prior to the expiration of the Contract Term, the Company does not offer Mr. Yalof a new employment agreement on substantially the same terms as the Employment Agreement, Mr. Yalof’s employment shall terminate on the expiration of the Contract Term and such termination shall constitute a termination without Cause and Mr. Yalof will be entitled to the severance payments and benefits described above, except that Mr. Yalof would be entitled to 100% (instead of 200%) of his annual base salary then in effect.

In addition, upon Mr. Yalof’s termination of employment by reason of his death or Disability, then, in exchange for signing a general release of the Company, the Operating Partnership and certain related entities and complying with certain terms of the Employment Agreement, Mr. Yalof will be entitled to receive (i) 100% of his annual base salary, payable in lump sum, and (ii) his annual bonus under the Annual Bonus Plan for the year of termination, pro-rated based on the portion of such year in which he provided services. Further, upon such a termination, (a) the 2020 Time-Vesting Restricted Shares and the Sign-On Restricted Shares will become fully vested, (b) a prorated portion of the 2020 Performance-Vesting Notional Units will vest based on the portion of the vesting period in which he provided services, to the extent such 2020 Performance-Vesting Notional Units are earned and (c) a prorated portion of the Sign-On Options will vest based on the portion of the vesting year in which he provided services (provided that, if such a termination occurs within 24 months after a Change of Control (as such term is defined in the Employment Agreement), the Sign-On Options will become fully vested and exercisable).

The foregoing description of the terms and conditions of the Initial Employment Agreement and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Employment Agreement and Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

There are no transactions involving the Company or the Operating Partnership and Mr. Yalof that the Company or the Operating Partnership would be required to report pursuant to Item 404(a) of Regulation S-K.

Reductions in Base Salary

On April 7, 2020, the Company announced that its executive leadership team, including its named executive officers, elected to temporarily reduce their base salaries, effective as of April 12, 2020 (or, in the case of Mr. Yalof, April 10, 2020), in an effort to avoid a workforce reduction and to maintain healthcare benefits for all employees in light of the ongoing COVID-19 pandemic. In particular, Steven B. Tanger will reduce his base salary by 50% and each of the remainder of the Company’s named executive officers, including Mr. Yalof, will reduced his or her base salary by 25%.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit No.
10.1	Employment Agreement for Stephen Yalof as of April 6, 2020
10.2	First Amendment to Employment Agreement with Stephen Yalof, dated April 9, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/	James F. Williams
James F. Williams
Executive Vice President, Chief Financial Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER GP TRUST, its sole general partner

By:	/s/	James F. Williams
James F. Williams
Vice President and Treasurer (Principal Financial Officer)